Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Netflix, Inc. 2020 Stock Plan of our reports dated January 29, 2020, with respect to the consolidated financial statements of Netflix, Inc., and the effectiveness of internal control over financial reporting of Netflix, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Jose, California
June 26, 2020